Exhibit 99.1

TELA Bio Presents Additional Data from BRAVO Study of OviTex®

for Ventral Hernia Repair

MALVERN, PA, September 25, 2020 (GLOBE NEWSWIRE) -- TELA Bio, Inc. ("TELA"), a commercial-stage medical technology company focused on designing, developing and marketing a new category of tissue reinforcement materials to address unmet needs in soft tissue reconstruction, today announced that additional data from its BRAVO study were presented virtually as posters at the Americas Hernia Society Annual Meeting.

The first poster titled, "Surgical site infections and occurrences (SSIs & SSOs) after ventral hernia repair (VHR) with reinforced tissue matrix (RTM), 30-day data from the BRAVO study," demonstrated that ventral hernia repair using OviTex led to a low incidence of surgical site infections and occurrences. Among patients who experienced an SSO or SSI at 30 days, none required surgical intervention or implant removal. The study consisted of 85 subjects, of which 75% met the criteria for Ventral Hernia Working Group (VHWG) grade 2 or grade 3. Over 50% of the patients were obese, over one-third had undergone a previous ventral hernia repair, and 16% had a history of surgical infections. No patient experienced a hernia recurrence within the first 30-days.

The second poster, "Final outcomes of the initial 20 subjects reaching two year follow up in the BRAVO Ventral Hernia Study," is the first look at long-term outcomes data for the initial 20 patients who had ventral hernia repair using OviTex. Among these patients, no patient experienced a hernia recurrence. Five patients experienced an SSO during the two years and none required surgical intervention or implant removal. The make-up of the 20 patients in this long-term data was similar to the previous data set, with over 85% meeting the criteria for VHWG grade 2 or grade 3.

"We continue to be encouraged by the BRAVO Study data presented at this year's Americas Hernia Society Annual Meeting," said Antony Koblish, President and CEO of TELA Bio. "The fact that, to date, no patient analyzed in the study has required subsequent surgical intervention to treat a complication or implant removal highlights the performance of OviTex in a moderate-to-complex ventral hernia patient. As the BRAVO study matures, the data continue to support the benefits that OviTex offers and to represent OviTex as an advanced natural repair solution to improve patient care and address surgeon needs."

About TELA Bio, Inc.

TELA Bio, Inc. is a commercial-stage medical technology company focused on designing, developing and marketing a new category of tissue reinforcement materials to address unmet needs in soft tissue reconstruction. TELA's products are designed to improve on shortcomings of existing biologics and minimize long-term exposure to permanent synthetic material. TELA's portfolio is supported by quality, data-driven science and extensive pre-clinical research that has consistently demonstrated advantages over other commercially available products.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA's management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others, the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain, our ability to achieve or sustain profitability, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, that data from earlier studies related to our products and interim data from ongoing studies may not be replicated in later studies or indicative of future data, our ability to enhance our product offerings, development and manufacturing problems, capacity constraints or delays in production of our products, maintenance of coverage and adequate reimbursement for procedures using our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

TELA Bio Contact

Stuart Henderson

Vice President, Corporate Development and Investor Relations

TELA Bio, Inc.

484-320-2930

Investor Contact

Greg Chodaczek

347-620-7010

ir@telabio.com